Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Fourth Quarter 2020 Results; Announces 2021 Financial Outlook

•EPS of $1.03; adjusted EPS of $1.06
•Fourth quarter manufacturing segment profit margin of 8.8%
•Full year net cash from operating activities of $833 million

Providence, Rhode Island – January 27, 2021 – Textron Inc. (NYSE: TXT) today reported fourth quarter 2020 net income of $1.03 per share. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.06 per share for the fourth quarter of 2020, compared to $1.11 per share in the fourth quarter of 2019. Adjusted net income for 2020 excludes $23 million of pre-tax special charges ($0.07 per share, after-tax) and a one-time favorable tax benefit related to the sale of TRU Canada ($0.04 per share).

Full-year 2020 net income was $1.35 per share. Full-year 2020 adjusted net income, a non-GAAP measure, was $2.07 per share, down from $3.74 in 2019.

“Textron closed out 2020 with a solid performance across all our manufacturing segments,” said Textron Chairman and CEO Scott C. Donnelly. “At Systems, Industrial and Bell, we saw margin improvements and at Aviation, we delivered 61 jets with continued order momentum.”

Cash Flow

Net cash provided by operating activities of the manufacturing group for the full year was $833 million, compared to $960 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $596 million compared to $642 million last year.

After reactivating the share repurchase program in the quarter, Textron returned $129 million to shareholders through repurchases.

Outlook

Textron is forecasting 2021 revenues of approximately $12.5 billion, up from $11.7 billion in 2020. Textron expects full-year 2021 GAAP earnings per share from continuing operations will be in the range of $2.64 to $2.88, or $2.70 to $2.90 on an adjusted basis (non-GAAP), which is reconciled to GAAP in an attachment to this release.

The company is estimating net cash provided by operating activities of the manufacturing group will be between $950 million and $1,050 million and manufacturing cash flow before pension contributions (a non-GAAP measure) will be between $600 million and $700 million, with planned pension contributions of about $50 million.

Donnelly continued, “Our outlook reflects continued improvement in our end-markets and our ongoing investments in new products and programs to drive earnings growth and margin expansion.”

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.6 billion were down $169 million, primarily due to lower Citation jet volume and lower aftermarket volume.

Textron Aviation delivered 61 jets, down from 71 last year, and 61 commercial turboprops, up from 59 last year.

Segment profit was $108 million down from $134 million a year ago, primarily due to the impact from lower volume and mix.

Textron Aviation backlog at the end of the fourth quarter was $1.6 billion.

Bell

Bell revenues were $871 million down from $961 million last year, on lower military revenues and commercial volume.

Bell delivered 57 commercial helicopters in the quarter, down from 76 last year.

Segment profit of $110 million was down $8 million, largely on the lower volume partially offset by a favorable impact from performance, primarily reflecting higher favorable program adjustments.

Bell backlog at the end of the fourth quarter was $5.3 billion.

Textron Systems

Revenues at Textron Systems were $357 million, down from $399 million last year, primarily due to lower volume in the TRU Simulation + Training business.

Segment profit of $49 million was up from $33 million last year, primarily due to the favorable impact from performance.

Textron Systems’ backlog at the end of the fourth quarter was $2.6 billion.

Industrial

Industrial revenues were $866 million, a decrease of $61 million from last year, primarily related to reduced demand in the ground support equipment business within the Specialized Vehicles product line.

Segment profit was $55 million, up 25% from the fourth quarter of 2019, largely due to a favorable impact from pricing and inflation, and favorable performance, partially offset by the impact of lower volume and mix.

Finance

Finance segment revenues in the quarter were $13 million, and profit was $2 million.

Conference Call Information

Textron will host its conference call today, January 27, 2021 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 721-7241 in the U.S. or (409) 207-6955 outside of the U.S.; Access Code: 4252363.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Wednesday, January 27, 2021 by dialing (402) 970-0847; Access Code: 4600749.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, Textron Systems, and TRU Simulation + Training. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; and risks and uncertainties related to the impact of the COVID-19 pandemic on our business and operations.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Michael Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve months ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
REVENUES
MANUFACTURING:
Textron Aviation	$1,560	$1,729	$3,974	$5,187
Bell	871	961	3,309	3,254
Textron Systems	357	399	1,313	1,325
Industrial	866	927	3,000	3,798
	3,654	4,016	11,596	13,564
FINANCE	13	19	55	66
Total Revenues	$3,667	$4,035	$11,651	$13,630

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$108	$134	$16	$449
Bell	110	118	462	435
Textron Systems	49	33	152	141
Industrial	55	44	111	217
	322	329	741	1,242
FINANCE	2	11	10	28
Segment Profit	324	340	751	1,270

Corporate expenses and other, net	(50)	(22)	(122)	(110)
Interest expense, net for Manufacturing group	(36)	(36)	(145)	(146)
Special charges (a)	(23)	(72)	(147)	(72)
Inventory charge (b)	—	—	(55)	—
Income before income taxes	215	210	282	942
Income tax benefit (expense)	21	(11)	27	(127)
Net Income	$236	$199	$309	$815

Earnings Per Share	$1.03	$0.87	$1.35	$3.50

Diluted average shares outstanding	229,365,000	229,790,000	228,979,000	232,709,000

Net Income and Diluted Earnings Per Share (EPS) GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
Net Income - GAAP	$236	$199	$309	$815
Add: Special charges, net of tax (a)	16	55	119	55
Inventory charge, net of tax (b)	—	—	55	—
Tax benefit – TRU assets held for sale (b)	(8)	—	(8)	—
Adjusted Net Income - Non-GAAP (c)	$244	$254	$475	$870

Earnings Per Share:
Net Income - GAAP	$1.03	$0.87	$1.35	$3.50
Add: Special charges, net of tax (a)	0.07	0.24	0.52	0.24
Inventory charge, net of tax (b)	—	—	0.24	—
Tax benefit – TRU assets held for sale (b)	(0.04)	—	(0.04)	—
Adjusted Net Income - Non-GAAP (c)	$1.06	$1.11	$2.07	$3.74

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Continued)
(Dollars in millions, except per share amounts)
(Unaudited)

(a)In 2020, we initiated a restructuring plan to reduce operating expenses through headcount reductions, facility consolidations and other actions in response to the economic challenges and uncertainty resulting from the COVID-19 pandemic. The restructuring plan primarily impacts the TRU Simulation + Training (TRU) business within the Textron Systems segment and the Industrial and Textron Aviation segments. In connection with this plan, special charges for the three and twelve months ended January 2, 2021, includes severance and related costs of $17 million and $73 million, respectively, asset impairment charges of $5 million and $22 million, respectively, and contract termination and other facility closing costs of $1 million and $13 million, respectively.  Special charges for the twelve months ended January 2, 2021 also includes the impairment of indefinite-lived trade name intangible assets totaling $32 million in the Textron Aviation segment and $7 million in the Industrial segment resulting from changes in valuation assumptions related to the economic and business disruptions caused by the pandemic. In 2019, we recorded special charges of $72 million under a restructuring plan, principally impacting the Industrial and Textron Aviation segments.
(b)In connection with the restructuring plan described above, we ceased manufacturing at TRU's facility in Montreal, Canada, resulting in the production suspension of our commercial air transport simulators. As a result of this action and market conditions, we recorded a $55 million charge in the second quarter of 2020 to write-down the related inventory to its net realizable value. In the fourth quarter of 2020, we reached a definitive agreement to sell TRU Simulation + Training Canada Inc. which resulted in the recognition of an $8 million tax benefit.
(c)Adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	January 2, 2021	January 4, 2020
Assets
Cash and equivalents	$2,146	$1,181
Accounts receivable, net	787	921
Inventories	3,513	4,069
Other current assets	950	894
Net property, plant and equipment	2,516	2,527
Goodwill	2,157	2,150
Other assets	2,393	2,312
Finance group assets	938	964
Total Assets	$15,400	$15,018

Liabilities and Shareholders' Equity
Current portion of long-term debt	$509	$561
Accounts payable	776	1,378
Other current liabilities	1,985	1,907
Other liabilities	2,314	2,288
Long-term debt	3,198	2,563
Finance group liabilities	773	803
Total Liabilities	9,555	9,500

Total Shareholders' Equity	5,845	5,518
Total Liabilities and Shareholders' Equity	$15,400	$15,018

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
Cash Flows from Operating Activities:
Net income	$234	$190	$301	$793
Depreciation and amortization	107	113	386	410
Deferred income taxes and income taxes receivable/payable	(34)	(10)	(63)	1
Asset impairments and TRU inventory charge	5	15	116	15
Pension, net	(4)	(18)	(15)	(62)
Changes in assets and liabilities:
Accounts receivable, net	90	106	149	99
Inventories	692	360	434	(319)
Accounts payable	(346)	146	(613)	280
Dividends received from Finance group	—	—	—	50
Other, net	(131)	(147)	138	(307)
Net cash from operating activities	613	755	833	960
Cash Flows from Investing Activities:
Capital expenditures	(166)	(123)	(317)	(339)
Proceeds from an insurance recovery and sale of property, plant and equipment	8	3	33	9
Net proceeds from corporate-owned life insurance policies	1	(2)	22	2
Other investing activities, net	(4)	(1)	(15)	(1)
Net cash from investing activities	(161)	(123)	(277)	(329)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	(118)	(2)	—
Net proceeds from long-term debt	—	4	1,137	301
Net borrowings against corporate-owned insurance policies	(362)	—	—	—
Principal payments on long-term debt and nonrecourse debt	(353)	(252)	(548)	(252)
Purchases of Textron common stock	(129)	(33)	(183)	(503)
Dividends paid	(4)	(9)	(18)	(18)
Other financing activities, net	5	16	7	33
Net cash from financing activities	(843)	(392)	393	(439)
Total cash flows from continuing operations	(391)	240	949	192
Total cash flows from discontinued operations	—	—	(1)	(2)
Effect of exchange rate changes on cash and equivalents	19	10	17	4
Net Change in Cash and Equivalents	(372)	250	965	194
Cash and Equivalents at Beginning of Period	2,518	931	1,181	987
Cash and Equivalents at End of Period	$2,146	$1,181	$2,146	$1,181

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
Net Cash from Operating Activities - GAAP	$613	$755	$833	$960
Less: Capital expenditures	(166)	(123)	(317)	(339)
Dividends received from TFC	—	—	—	(50)
Plus: Total pension contribution	12	15	47	51
Proceeds from an insurance recovery and sale of property, plant and equipment	8	3	33	9
Taxes paid on gain on business disposition	—	—	—	11
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP (a)	$467	$650	$596	$642
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
Cash Flows from Operating Activities:
Net income	$236	$199	$309	$815
Depreciation and amortization	108	114	391	416
Deferred income taxes and income taxes receivable/payable	(34)	(9)	(69)	6
Asset impairments and TRU inventory charge	5	15	116	15
Pension, net	(4)	(18)	(15)	(62)
Changes in assets and liabilities:
Accounts receivable, net	90	106	149	99
Inventories	692	360	434	(292)
Accounts payable	(346)	146	(613)	280
Captive finance receivables, net	(64)	23	(89)	45
Other, net	(114)	(145)	156	(306)
Net cash from operating activities	569	791	769	1,016
Cash Flows from Investing Activities:
Capital expenditures	(166)	(123)	(317)	(339)
Proceeds from an insurance recovery and sale of property, plant and equipment	8	3	33	9
Finance receivables repaid	1	28	22	48
Net proceeds from corporate-owned life insurance policies	1	(2)	22	2
Other investing activities, net	—	11	(8)	14
Net cash from investing activities	(156)	(83)	(248)	(266)
Cash Flows from Financing Activities:
Decrease in short-term debt	—	(118)	(2)	—
Net proceeds from long-term debt	—	4	1,137	301
Net borrowings against corporate-owned insurance policies	(362)	—	—	—
Principal payments on long-term debt and nonrecourse debt	(358)	(261)	(593)	(303)
Purchases of Textron common stock	(129)	(33)	(183)	(503)
Dividends paid	(4)	(9)	(18)	(18)
Other financing activities, net	5	3	19	21
Net cash from financing activities	(848)	(414)	360	(502)
Total cash flows from continuing operations	(435)	294	881	248
Total cash flows from discontinued operations	—	—	(1)	(2)
Effect of exchange rate changes on cash and equivalents	19	10	17	4
Net Change in Cash and Equivalents	(416)	304	897	250
Cash and Equivalents at Beginning of Period	2,670	1,053	1,357	1,107
Cash and Equivalents at End of Period	$2,254	$1,357	$2,254	$1,357

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share exclude special charges, net of tax, and an inventory charge, net of tax and a tax benefit both related to TRU Simulation + Training Canada Inc. (TRU Canada) in connection with the restructuring plan and disposition of this company. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. At TRU Canada, the inventory charge is excluded as it relates to the write-down of inventory in connection with an action taken under the restructuring plan. Due to the substantial decline in demand and order cancellations for flight simulators resulting from the impact of the pandemic on the commercial air transportation business, we ceased manufacturing at TRU Canada’s Montreal facility, resulting in the production suspension of its commercial air transport simulators. As a result of this action and market conditions, the related inventory was written down to its net realizable value. In the fourth quarter of 2020, we reached a definitive agreement to sell TRU Canada, which resulted in the recognition of an $8 million tax benefit. We believe this inventory charge and tax benefit are of a non-recurring nature and are not indicative of ongoing operations.

	Three Months Ended		Twelve Months Ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
Net Income - GAAP	$236	$199	$309	$815
Add: Special charges, net of tax	16	55	119	55
Inventory charge, net of tax	—	—	55	—
Tax benefit – TRU assets held for sale	(8)	—	(8)	—
Adjusted Net Income - Non-GAAP	$244	$254	$475	$870

Earnings Per Share:
Net Income - GAAP	$1.03	$0.87	$1.35	$3.50
Add: Special charges, net of tax	0.07	0.24	0.52	0.24
Inventory charge, net of tax	—	—	0.24	—
Tax benefit – TRU assets held for sale	(0.04)	—	(0.04)	—
Adjusted Net Income - Non-GAAP	$1.06	$1.11	$2.07	$3.74

	2021 Outlook
				Diluted EPS
Net Income - GAAP	$600	—	$655	$2.64	—	$2.88
Add: Special charges, net of tax (a)	25	—	15	0.11	—	0.07
Less: Gain on disposition, net of tax (b)	(10)	—	(10)	(0.05)	—	(0.05)
Adjusted Net Income - Non-GAAP	$615	—	$660	$2.70	—	$2.90

(a)Special charges, net of tax includes costs we expect to incur in connection with the restructuring plan initiated in 2020.

(b)Gain on disposition, net of tax includes the estimated after-tax gain on the sale of TRU Canada.

TEXTRON INC.
Non-GAAP Financial Measures (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from an insurance recovery and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period;
•Excludes taxes paid related to the gain realized in 2018 on the Tools and Test business disposition. We have made this adjustment to the non-GAAP measure because we believe this use of cash is not representative of cash used by our manufacturing operations.

While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Twelve months ended
	January 2, 2021	January 4, 2020	January 2, 2021	January 4, 2020
Net Cash from Operating Activities - GAAP	$613	$755	$833	$960
Less: Capital expenditures	(166)	(123)	(317)	(339)
Dividends received from TFC	—	—	—	(50)
Plus: Total pension contribution	12	15	47	51
Proceeds from an insurance recovery and sale of property, plant and equipment	8	3	33	9
Taxes paid on gain on business disposition	—	—	—	11
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$467	$650	$596	$642

	2021 Outlook
Net Cash from Operating Activities - GAAP	$950	—	$1,050
Less: Capital expenditures		(400)
Plus: Total pension contribution		50
Manufacturing Cash Flow Before Pension Contributions - Non-GAAP	$600	—	$700